VALUE LINE STRATEGIC ASSET
                                MANAGEMENT TRUST
                SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION
                                   EXHIBIT 16

    Year(s) Ended 12/31/97:         1 year            5 years        10 years
                                  ----------        -----------    ------------

    Initial Investment:             1,000              1,000           1,000
    Balance at End of Period:       1,157              1,833           4,180
    Change:                           157                833           3,180

    Percentage Change:              15.66%             83.30%         318.00%

    Average Annual Total Return:    15.66%             12.88%          15.38%